Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 16, 2020, with respect to the consolidated financial statements of Cambridge Bancorp, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the proxy statement/prospectus.

/s/ KPMG LLP

Boston, Massachusetts

June 27, 2022